UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 26, 2023

CALAVO GROWERS, INC.

(Exact Name of Registrant as Specified in Charter)

California	000-33385	33-0945304
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1141-A Cummings Road, Santa Paula, California 93060

(Address of Principal Executive Offices) (Zip Code)

(Former Name or Former Address, if Changed Since Last Report)

Registrant’s telephone number, including area code: (805) 525-1245

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CVGW	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07  Submission of Matters to a Vote of Security Holders.

On April 26, 2023, we held the annual meeting of shareholders of Calavo Growers, Inc. At the meeting, the holders of our outstanding common stock acted on the following matters:

(1)   The shareholders voted and elected the following 8 directors, each to serve for a term of one year. Shareholders were entitled to cumulate their votes for directors. Each nominee received the following votes:

	Votes	Votes	Broker
Name of Nominee	For	Withheld	Non-Votes
Farha Aslam	13,443,171	260,120	1,421,906
Marc L.Brown	12,454,553	1,440,366	1,421,906
Michael A. DiGregorio	13,320,543	382,748	1,421,906
Adriana Mendizabal	13,150,618	552,673	1,421,906
James D. Helin	13,415,786	555,633	1,421,906
Steven Hollister	13,192,479	536,138	1,421,906
Kathleen M. Holmgren	13,281,195	422,096	1,421,906
J. Link Leavens	12,754,865	1,403,025	1,421,906

(2)   The shareholders approved the ratification of the appointment of Deloitte & Touche LLP as our independent accountants for fiscal 2023. Votes cast were as follows:

For	15,136,962
Against	82,666
Abstain	9,978

(3)   The shareholders voted on an advisory basis and approved the compensation of the executive officers of Calavo Growers, Inc. as disclosed in the company’s 2023 proxy statement. Votes cast were as follows:

For	13,148,203
Against	640,960
Abstain	18,537
Broker Non-Votes	1,421,906

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Calavo Growers, Inc.
April 28, 2023
	By:	/s/ Shawn Munsell
Shawn Munsell
Chief Financial Officer
(Principal Financial Officer)

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